VYCOR MEDICAL, INC.

2010 PROFESSIONAL/CONSULTANT STOCK COMPENSATION PLAN

1.  Purpose. The purpose of this Plan is to provide compensation in the form of common stock, par value $0.0001 per share (“Common Stock”), of Vycor Medical, Inc., a Delaware corporation (the “Company”) to eligible consultants who have previously rendered services or that will render services during the term of this 2010 Professional/Consultant Stock Compensation Plan (hereinafter referred to as the “Plan”). The Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974.

2.  Administration. (a)  This Plan shall be administered by the board of directors of the Company (the “Board of Directors”) who may from time to time issue orders or adopt resolutions, not inconstant with the provisions of this Plan, to interpret the provisions and supervise the administration of this Plan.  The president of the Company shall make initial determinations as to which consultants, professionals or advisors (“Consultants”) will be considered to receive shares under this Plan, and in addition, will provide a list of such Consultants to the Board of Directors. All final determinations shall be made by the affirmative vote of a majority of the members of the Board of Directors at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board of Directors. Subject to the Company's Bylaws, all decisions made by the Board of Directors in selecting eligible Consultants, establishing the number of shares of Common Stock (the “Shares”), and construing the provisions of this Plan shall be final, conclusive and binding on all persons including the Company, shareholders, employees and Consultants.

(b)  The Board of Directors may from time to time appoint a Consultants Plan Committee (the “Committee”), consisting of at least one member of the Board of Director and one officer of the Company, none of whom shall be eligible to participate in the Plan while members of the Committee. The Board of Directors may delegate to such Committee power to select the particular Consultants that are to receive Shares, and to determine the number of Shares to be allocated to each such Consultant.

(c) If the rules and/or regulations of the Securities Exchange Commission (the “SEC”) relating to the issuance of common stock under a Form S-8 should change during the terms of this Plan, the Board of Directors shall have the power to alter this Plan to conform to such changes.

3.  Eligibility. Shares shall be granted only to Consultants who are within that class for which the Form S-8 is applicable.

4.  Shares Subject to the Plan.   Subject to adjustments as provided in Section 5 hereof, the total number of Shares to be subject to this Plan is 934,986. The Shares subject to the Plan will be registered with the SEC on or about April 14, 2010 in a Form S-8 Registration.

5.  Capital Change of the Company. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common

Stock, the Board of Directors shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan.

6. Taxes. (a) The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any grant made under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

7. Death of Consultant. If a Consultant dies while serving as a consultant, professional or advisor of the Company or of any subsidiary, within 90 days after the Consultant’s death, the Shares, to the extent that the Consultant was to be issued shares under the Plan, may be issued to his personal representative or the person or persons to whom his rights under the Plan shall pass by will or by the applicable laws of descent and distribution.

8.  Termination of Consultant, retirement or disability.  If a Consultant shall cease to be retained by the Company for any reason (including retirement and disability) other than death after the Consultant shall have continuously been so retained for a specified term, the Consultant may, but only within the three-month period immediately following such termination, request his pro-rata number of Shares for the services already rendered by such Consultant.

9.  Termination of the Plan.  This Plan shall terminate one year after its adoption by the Board of Directors. At such time, any Shares that remain unsold under the Plan shall be removed from registration with the SEC by means of a post-effective amendment to the Form S-8, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

10. Amendment of the Plan. The Board of Directors may amend the Plan, except that no amendment shall be made that would impair the rights of any Consultant under any grant theretofore made without the Consultant's consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a) materially increase the number of shares that may be issued under the Plan, except as is provided in Section 5 herein;

(b) materially increase the benefits accruing to the Consultants under the Plan; or

(c) materially modify the requirements as to eligibility for participation in the Plan.

11.  Effective Date of the Plan.  This Plan shall become effective upon its adoption by the Board of Directors.

12. Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

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CERTIFICATION OF ADOPTION

(By the Board of Directors)

The undersigned, being the Chief Executive Officer and member of the Board of Directors of Vycor Medical, Inc. hereby certifies that the foregoing Plan was adopted by a unanimous vote of the Board of Directors on April 14, 2010.

/s/Kenneth T. Coviello

Kenneth T. Coviello